UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, Jonathan E. Ramsden, who currently serves as Chief Operating Officer of Abercrombie & Fitch Co. (the “Registrant”), informed the Registrant that he intends to step down from this position effective June 15, 2016. On May 2, 2016, the Registrant accepted Mr. Ramsden’s resignation, consistent with the terms of his notice. Mr. Ramsden’s last day of employment with the Registrant and its subsidiaries will be June 15, 2016 (the “Termination Date”).

Under the terms of the agreement entered into by Abercrombie & Fitch Management Co. (“A&F Management”), a subsidiary of the Registrant (collectively, A&F Management and the Registrant are referred to as the “Company”), and Mr. Ramsden, fully executed on July 7, 2015 (the “Ramsden Agreement”), Mr. Ramsden’s resignation will be treated as a voluntary resignation from the Company without Good Reason. As a result, under the terms of the Ramsden Agreement: (i) the Company will pay Mr. Ramsden all accrued but unpaid compensation through the Termination Date; (ii) on May 31, 2016, Tranche 2 of the aggregate of 92,807 restricted stock units granted to Mr. Ramsden as of July 7, 2015 (the “Special RSU Award”), which Tranche 2 covers 25% of the restricted stock units subject to the Special RSU Award, will vest in accordance with the terms of the Ramsden Agreement; (iii) Tranche 3 of the Special RSU Award, which Tranche 3 covers 50% of the restricted stock units subject to the Special RSU Award, will be forfeited; and (iv) the other outstanding equity awards held by Mr. Ramsden will vest (if at all) in accordance with the applicable award agreements and the Ramsden Agreement and any vested equity awards will not be forfeited and will remain exercisable (if applicable) in accordance with the applicable award agreements.

The Ramsden Agreement imposes various restrictive covenants on Mr. Ramsden, including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their terms. The non-competition covenant prohibits Mr. Ramsden from engaging in certain activities for a period of 12 months after the termination of his employment. The non-solicitation covenant prohibits Mr. Ramsden from engaging in certain solicitation activities for a period of 24 months after the termination of his employment.

The foregoing summary of the provisions of the Ramsden Agreement applicable to the termination of his employment by Mr. Ramsden without Good Reason is qualified in its entirety by reference to the complete text of the Ramsden Agreement, which is incorporated herein by reference and a copy of which was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on July 9, 2015.

Effective on or before June 15, 2016, Mr. Ramsden’s responsibilities will be assumed by other members of the Office of the Chairman who, in addition to Mr. Ramsden, include Arthur C. Martinez, Executive Chairman of the Board of the Registrant; Fran Horowitz, President and Chief Merchandising Officer of the Registrant; Joanne C. Crevoiserat, Executive Vice President and Chief Financial Officer of the Registrant; and John M. Gabrielli, Senior Vice President of Human Resources of the Registrant.

A copy of the News Release issued by the Registrant on May 5, 2016 announcing that Mr. Ramsden intends to step down as Chief Operating Officer of the Registrant is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	through (c): Not applicable.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Abercrombie & Fitch Co. on May 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: May 5, 2016	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated May 5, 2016

Abercrombie & Fitch Co.

Exhibit No.	Description

99.1	News Release issued by Abercrombie & Fitch Co. on May 5, 2016